Filed Pursuant to Rule 433

Registration Statement No. 333-206095

November 9, 2015

Final Term Sheet

1.344% Notes Due 2017

Dated November 9, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	November 9, 2017

Coupon:	1.344%

Interest Payment Dates:	May 9 and November 9 of each year, commencing May 9, 2016

Benchmark Treasury:	0.750% due October 31, 2017

Benchmark Treasury Yield:	0.894%

Spread to Benchmark Treasury:	+45 bps

Yield to Maturity:	1.344%

Price to Public:	Per Note: 100%; Total: $1,000,000,000

Aggregate Net Proceeds (Before Expenses):	$999,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 7 bps

Trade Date:	November 9, 2015

Settlement Date:**	November 17, 2015 (T+5)

CUSIP / ISIN:	166764BC3 / US166764BC34

Concurrent Debt Offerings:	The issuer is also offering $500,000,000 of its Floating Rate Notes Due 2017, $1,250,000,000 of its 1.790% Notes Due 2018, $250,000,000 of its Floating Rate Notes Due 2018, $1,250,000,000 of its 2.419% Notes Due 2020 and $750,000,000 of its 3.326% Notes Due 2025, for total additional net proceeds for such concurrent debt offerings of $3,994,175,000

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Wells Fargo Securities, LLC

Co-Managers:	Goldman, Sachs & Co. HSBC Securities (USA) Inc. Deutsche Bank Securities Inc. Mizuho Securities USA, Inc. RBC Capital Markets, LLC SG Americas Securities, LLC Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Loop Capital Markets LLC

Sandler O’Neill & Partners, L.P.

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

Floating Rate Notes Due 2017

Dated November 9, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$500,000,000

Maturity Date:	November 9, 2017

Interest Payment Dates:	February 9, May 9, August 9 and November 9 of each year, commencing February 9, 2016

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 36 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 36 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $500,000,000

Aggregate Net Proceeds (Before Expenses):	$499,500,000

Redemption:	The Floating Rate Notes Due 2017 shall not be redeemable prior to their maturity

Trade Date:	November 9, 2015

Settlement Date:**	November 17, 2015 (T+5)

CUSIP / ISIN:	166764AX8 / US166764AX89

Concurrent Debt Offerings:	The issuer is also offering $1,000,000,000 of its 1.344% Notes Due 2017, $1,250,000,000 of its 1.790% Notes Due 2018, $250,000,000 of its Floating Rate Notes Due 2018, $1,250,000,000 of its 2.419% Notes Due 2020 and $750,000,000 of its 3.326% Notes Due 2025, for total additional net proceeds for such concurrent debt offerings of $4,493,675,000

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Wells Fargo Securities, LLC

Co-Managers:	Goldman, Sachs & Co. HSBC Securities (USA) Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Loop Capital Markets LLC

Sandler O’Neill & Partners, L.P.

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

1.790% Notes Due 2018

Dated November 9, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,250,000,000

Maturity Date:	November 16, 2018

Coupon:	1.790%

Interest Payment Dates:	May 16 and November 16 of each year, commencing May 16, 2016

Benchmark Treasury:	0.875% due October 15, 2018

Benchmark Treasury Yield:	1.240%

Spread to Benchmark Treasury:	+55 bps

Yield to Maturity:	1.790%

Price to Public:	Per Note: 100%; Total: $1,250,000,000

Aggregate Net Proceeds (Before Expenses):	$1,248,375,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps

Trade Date:	November 9, 2015

Settlement Date:**	November 17, 2015 (T+5)

CUSIP / ISIN:	166764BA7 / US166764BA77

Concurrent Debt Offerings:	The issuer is also offering $1,000,000,000 of its 1.344% Notes Due 2017, $500,000,000 of its Floating Rate Notes Due 2017, $250,000,000 of its Floating Rate Notes Due 2018, $1,250,000,000 of its 2.419% Notes Due 2020 and $750,000,000 of its 3.326% Notes Due 2025, for total additional net proceeds for such concurrent debt offerings of $3,744,800,000

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Wells Fargo Securities, LLC

Co-Managers:

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Loop Capital Markets LLC

Sandler O’Neill & Partners, L.P.

Santander Investment Securities Inc. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc. The Williams Capital Group, L.P.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

Floating Rate Notes Due 2018

Dated November 9, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$250,000,000

Maturity Date:	November 16, 2018

Interest Payment Dates:	February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2016

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 51 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 51 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $250,000,000

Aggregate Net Proceeds (Before Expenses):	$249,675,000

Redemption:	The Floating Rate Notes Due 2018 shall not be redeemable prior to their maturity

Trade Date:	November 9, 2015

Settlement Date:**	November 17, 2015 (T+5)

CUSIP / ISIN:	166764BB5 / US166764BB50

Concurrent Debt Offerings:	The issuer is also offering $1,000,000,000 of its 1.344% Notes Due 2017, $500,000,000 of its Floating Rate Notes Due 2017, $1,250,000,000 of its 1.790% Notes Due 2018, $1,250,000,000 of its 2.419% Notes Due 2020 and $750,000,000 of its 3.326% Notes Due 2025, for total additional net proceeds for such concurrent debt offerings of $4,743,500,000

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Wells Fargo Securities, LLC

Co-Managers:	Goldman, Sachs & Co. HSBC Securities (USA) Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Loop Capital Markets LLC

Sandler O’Neill & Partners, L.P.

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

2.419% Notes Due 2020

Dated November 9, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,250,000,000

Maturity Date:	November 17, 2020

Coupon:	2.419%

Interest Payment Dates:	May 17 and November 17 of each year, commencing May 17, 2016

Benchmark Treasury:	1.375% due October 31, 2020

Benchmark Treasury Yield:	1.749%

Spread to Benchmark Treasury:	+67 bps

Yield to Maturity:	2.419%

Price to Public:	Per Note: 100%; Total: $1,250,000,000

Aggregate Net Proceeds (Before Expenses):	$1,248,125,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 12 bps Par call: On or after October 17, 2020

Trade Date:	November 9, 2015

Settlement Date:**	November 17, 2015 (T+5)

CUSIP / ISIN:	166764AY6 / US166764AY62

Concurrent Debt Offerings:	The issuer is also offering $1,000,000,000 of its 1.344% Notes Due 2017, $500,000,000 of its Floating Rate Notes Due 2017, $1,250,000,000 of its 1.790% Notes Due 2018, $250,000,000 of its Floating Rate Notes Due 2018 and $750,000,000 of its 3.326% Notes Due 2025, for total additional net proceeds for such concurrent debt offerings of $3,745,050,000

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Wells Fargo Securities, LLC

Co-Managers:

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Loop Capital Markets LLC

Sandler O’Neill & Partners, L.P. Santander Investment Securities Inc. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc. The Williams Capital Group, L.P.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

3.326% Notes Due 2025

Dated November 9, 2015

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	November 17, 2025

Coupon:	3.326%

Interest Payment Dates:	May 17 and November 17 of each year, commencing May 17, 2016

Benchmark Treasury:	2.000% due August 15, 2025

Benchmark Treasury Yield:	2.356%

Spread to Benchmark Treasury:	+97 bps

Yield to Maturity:	3.326%

Price to Public:	Per Note: 100%; Total: $750,000,000

Aggregate Net Proceeds (Before Expenses):	$748,500,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 bps Par call: On or after August 17, 2025

Trade Date:	November 9, 2015

Settlement Date:**	November 17, 2015 (T+5)

CUSIP / ISIN:	166764BD1 / US166764BD17

Concurrent Debt Offerings:	The issuer is also offering $1,000,000,000 of its 1.344% Notes Due 2017, $500,000,000 of its Floating Rate Notes Due 2017, $1,250,000,000 of its 1.790% Notes Due 2018, $250,000,000 of its Floating Rate Notes Due 2018 and $1,250,000,000 of its 2.419% Notes Due 2020, for total additional net proceeds for such concurrent debt offerings of $4,244,675,000

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Wells Fargo Securities, LLC

Co-Managers:

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

Deutsche Bank Securities Inc.

Mizuho Securities USA, Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Loop Capital Markets LLC

Sandler O’Neill & Partners, L.P. Santander Investment Securities Inc. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc. The Williams Capital Group, L.P.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.